As filed with the Securities and Exchange Commission on April 23, 2010

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-3359573
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4201 Winfield Road

Warrenville, Illinois 60555

Telephone: (630) 753-5000

(Address of principal executive offices)

Navistar International Corporation 2004 Performance Incentive Plan

(Full title of the plan)

Steven K. Covey

Senior Vice President, General Counsel and Chief Ethics Officer

Navistar International Corporation

4201 Winfield Road

Warrenville, Illinois 60555

Telephone: (630) 753-5000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One)

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.10	2,500,000 shares (3)	$50.94	$127,350,000	$9,080.06

(1)	Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the plan described herein.
(2)	Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low prices of shares of Common Stock of the Registrant as reported on the New York Stock Exchange on April 20, 2010, a date that is within five business days of which this Registration Statement is being filed.
(3)	Additional shares reserved for issuance under the Navistar International Corporation 2004 Performance Incentive Plan.

EXPLANATORY NOTE

This Registration Statement relates to the registration of additional securities of the same class as other securities for which a registration statement is effective relating to the Registrant’s 2004 Performance Incentive Plan. Pursuant to General Instruction E of Form S-8, except as otherwise provided herein, this Registration Statement incorporates by reference the Registrant’s Registration Statement on Form S-8 (Registration No. 333-113896) relating to the registration of 3,250,000 shares issuable under the Registrant’s 2004 Performance Incentive Plan. Following the registration of the additional 2,500,000 shares under this Registration Statement, a total of 5,750,000 shares will be registered under the 2004 Performance Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Except as otherwise provided herein, the contents of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-113896), filed with the Securities and Exchange Commission (“SEC”) on March 24, 2004, is incorporated by reference herein.

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009 filed on December 21, 2009 (as amended and filed on March 23, 2010);

(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2010 filed on March 9, 2010;

(c) The Registrant’s Current Reports on Form 8-K filed on November 17, 2009, December 18, 2009, February 16, 2010, February 19, 2010, April 16, 2010 and April 21, 2010; and

(d) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed on June 27, 2008.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K containing only Regulation FD or Regulation G disclosure furnished under Items 2.02 and 7.01 of Form 8-K and any related exhibits furnished under Item 9.01 of Form 8-K, unless otherwise indicated therein), prior to filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Current Reports on Form 8-K containing only Regulation FD or Regulation G disclosure furnished under Items 2.02 and 7.01 of Form 8-K and any related exhibits furnished under Item 9.01 of Form 8-K are not incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

1

Item 5.	Interests of Named Experts and Counsel.

Steven K. Covey, Senior Vice President, General Counsel and Chief Ethics Officer of the Registrant, has delivered an opinion to the effect that the shares of Common Stock covered by this Registration Statement will be legally issued, fully paid and non-assessable. Mr. Covey beneficially owns 31,754 shares of the Registrant’s Common Stock and has options to acquire an additional 109,606 shares of the Registrant’s Common Stock.

Item 8.	Exhibits.

Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration Statement.

SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrenville, State of Illinois, on April 23, 2010.

NAVISTAR INTERNATIONAL CORPORATION

By:	/s/ Andrew J. Cederoth
Name:	Andrew J. Cederoth
Title:	Executive Vice President, Chief Financial Officer and Principal Financial Officer

[Signature Page Follows on Next Page]

POWER OF ATTORNEY

Each person whose signature appears below does hereby make, constitute and appoint Daniel C. Ustian, Andrew J. Cederoth and Steven K. Covey and each of them acting individually, true and lawful attorneys-in-fact and agents with power to act without the other and with full power of substitution, to execute, deliver and file, for and on such person’s behalf, and in such person’s name and capacity or capacities as stated below, any amendment (including post-effective amendments), exhibit or supplement to this Registration Statement, making such changes in the Registration Statement as such attorney-in-fact deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Daniel C. Ustian	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	April 23, 2010
Daniel C. Ustian

/s/ Andrew J. Cederoth	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 23, 2010
Andrew J. Cederoth

/s/ Richard Tarapchak	Vice President and Corporate Controller (Principal Accounting Officer)	April 23, 2010
Richard Tarapchak

/s/ Eugenio Clariond	Director	April 23, 2010
Eugenio Clariond

/s/ John D. Correnti	Director	April 23, 2010
John D. Correnti

/s/ Diane H. Gulyas	Director	April 23, 2010
Diane H. Gulyas

/s/ Michael N. Hammes	Director	April 23, 2010
Michael N. Hammes

/s/ James H. Keyes	Director	April 23, 2010
James H. Keyes

/s/ David D. Harrison	Director	April 23, 2010
David D. Harrison

/s/ Steven J. Klinger	Director	April 23, 2010
Steven J. Klinger

/s/ Dennis D. Williams	Director	April 23, 2010
Dennis D. Williams

/s/ William H. Osborne	Director	April 23, 2010
William H. Osborne

INDEX TO EXHIBITS

Exhibit Number	Description	Sequentially Numbered Page

4.1	Navistar International Corporation Restated Stock Certificate filed as Exhibit 4.20 to Form 10-Q for the period ended January 31, 2002, which was dated and filed March 11, 2002. Commission File No. 1-9618.	Incorporated by Reference

4.2	Restated Certificate of Incorporation of Navistar International Corporation effective July 1, 1993. Filed as Exhibit 3.2 to Annual Report on Form 10-K for the period ended October 31, 1993, which was dated and filed on January 27, 1994. Commission File No. 1-9618, and amended as of May 4, 1998.	Incorporated by Reference

4.3	The Amended and Restated By-Laws of Navistar International Corporation effective August 26, 2008 (marked to indicate all changes from the June 17, 2008 version). Filed as Exhibit 3.3 to Quarterly Report on Form 10-Q for the period ended July 31, 2008, which was dated and filed on September 3, 2008. Commission File No. 001-09618	Incorporated by Reference

5.1	Legal Opinion of General Counsel	Filed herewith electronically

23.1	Consent of KPMG LLP	Filed herewith electronically

23.2	Consent of General Counsel	Included in the Legal Opinion filed as Exhibit 5.1 hereof

24.1	Power of Attorney	Included on the signature page of this Registration Statement